Exhibit 99.1

Monster Worldwide Reports Fourth Quarter and Full Year 2007 Results

Total Revenue Increases 19% to $354 Million with Careers International Revenue Growth of 59%

Diluted Earnings Per Share from Continuing Operations at $0.36, Including $0.05 Per Share of Pro Forma Adjustments

Restructuring Efficiencies Drive Operating Margin Expansion to 18%, Compared with 15% and 13% in the Third and Second Quarters, Respectively

Cash Generated from Operating Activities of $64 Million

Stock Buyback Authorization Increased by Additional $100 Million

New York, January 31, 2008—Monster Worldwide, Inc. (NASDAQ: MNST) today reported financial results for the fourth quarter and year ended December 31, 2007.

Total revenue grew 19% to $354 million in the fourth quarter of 2007 from $299 million in the comparable quarter of 2006.

Monster Careers revenue increased 23% to $317 million, compared with $258 million in last year’s fourth quarter, led by International revenue growth of 59% to $143 million.    North American Careers revenue increased 3% to $174 million in the fourth quarter of 2007.   Internet Advertising & Fees revenue was $37 million compared with $40 million in last year’s comparable quarter.   Consolidated operating income was aided by a $3 million benefit from foreign exchange rates.

Monster Worldwide’s deferred revenue balance at December 31, 2007 grew 18% to $524 million over last year’s fourth quarter balance of $444 million.

Income from continuing operations was $45 million, or $0.36 per diluted share, in the fourth quarter of 2007, compared to $40 million or $0.31 per diluted share in the 2006 period.  Included in income from continuing operations for the three months ended December 31, 2007 is a $0.05 per diluted share impact from costs associated with the restructuring plan, the ongoing stock option investigation and the security breach of the Company’s resume database in August.  These pro forma adjustments are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the nearest GAAP measure in the accompanying tables.   Excluding these costs, income from continuing operations in the fourth quarter of 2007 was $52 million, or $0.41 per diluted share, compared to $49 million, or $0.37 per diluted share in the prior year.

At December 31, 2007, the Company’s net cash position was $578 million compared with $573 million at December 31, 2006.  Cash generated from operating activities was $64 million compared to $45 million in the fourth quarter of 2006.  Capital expenditures totaled $16 million in the fourth quarter of 2007.  During the quarter, the Company repurchased 2.8 million shares of its common stock for an aggregate cost of $97 million.  For the year ended December 31, 2007, the Company repurchased 7.3 million shares of common stock for a total cost of $252 million.

The Company also announced that its Board of Directors increased the Company’s current stock repurchase authorization by an additional $100 million, bringing the total authorization to $450 million.  Giving effect to the increased authorization and repurchases to date, the Company currently has $253 million remaining under the program.

Sal Iannuzzi, Chairman and Chief Executive Officer of Monster Worldwide, said “We are pleased with our strong fourth quarter operating and financial performance in the face of more challenging domestic conditions in the employment market.  During the quarter, we continued the aggressive strategic investment program which we initiated early in the third quarter of 2007.   This program was designed to re-energize the Monster brand and foster product innovation and enhanced technology.  Monster’s strong 19% global revenue growth, combined with the savings generated from the restructuring plan that has funded investments, has allowed us to significantly expand our operating margin since implementing the program.”

Mr. Iannuzzi added, “We are encouraged by the early progress we have made in transforming Monster into a company focused on life improvement. We have taken significant steps to enhance our customers’ interaction with Monster by providing better and more timely solutions to meet their changing needs. Despite the current weaker economic environment, we are optimistic about our longer-term growth prospects and believe our strategic investments will position Monster to benefit as  market conditions improve over time, further strengthening Monster’s industry leadership position.  Our goal is to build a solid foundation to foster long-term sustainable value for our customers, shareholders and global associates.”

Full Year Results

Monster Worldwide reported total revenue of $1,351 million for the year ended December 31, 2007 compared to $1,117 million in 2006, a 21% increase, or 18% before the benefit of foreign exchange rates.  Monster Careers revenue grew 24% to $1,195 million compared with $964 million in 2006.  Internet Advertising & Fees reported revenue of $156 million, an increase of 2% over the prior year.  The Company reported income from continuing operations of $147 million, or $1.13 per diluted share, compared to $154 million or $1.17 per diluted share in the prior year.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q407.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Conference Call Information

Fourth quarter 2007 results will be discussed on Monster Worldwide’s quarterly conference call taking place on January 31, 2008 at 5:00 PM EST.  To join the conference call, please dial (888) 551-5973 at 4:50 PM EDT and reference conference ID# 31117131.  For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#.  The call will begin promptly at 5:00 PM EST.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at www.monsterworldwide.com.  For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID# 31117131.  This number is valid until midnight on February 7, 2008.

Contacts

Investors: Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media: Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to bring people together to advance their lives. With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com.  More information about Monster Worldwide is available at www.monsterworldwide.com.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: ongoing costs associated with the stock option investigations, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; and the strategic restructuring actions initiated in the third quarter of 2007.  The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its choices for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the stock option investigations and lawsuits, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenue	$353,988	$298,616	$1,351,309	$1,116,676

Salaries and related	132,828	114,596	529,578	411,849
Office and general	70,890	59,772	277,262	201,457
Marketing and promotion	80,697	66,418	313,159	273,506
Restructuring and other special charges	5,442	—	16,597	—
Total operating expenses	289,857	240,786	1,136,596	886,812

Operating income	64,131	57,830	214,713	229,864

Interest and other, net	6,840	6,398	25,344	18,480

Income from continuing operations before income taxes and equity interests	70,971	64,228	240,057	248,344

Income taxes	24,843	22,481	84,599	87,661
Losses in equity interests, net	(838)	(1,517)	(8,298)	(7,096)

Income from continuing operations	45,290	40,230	147,160	153,587

Loss from discontinued operations, net of tax	(290)	(1,155)	(761)	(116,450)

Net income	$45,000	$39,075	$146,399	$37,137

Basic earnings per share:

Earnings per share from continuing operations	$0.36	$0.31	$1.14	$1.20
Loss from discontinued operations, net of tax	—	(0.01)	(0.01)	(0.91)
Basic earnings per share*	$0.36	$0.30	$1.14	$0.29

Diluted earnings per share:

Earnings per share from continuing operations	$0.36	$0.31	$1.13	$1.17
Loss from discontinued operations, net of tax	—	(0.01)	(0.01)	(0.89)
Diluted earnings per share*	$0.36	$0.30	$1.12	$0.28

*Basic and diluted earnings (loss) per share may not add in certain periods due to rounding.

Weighted average shares outstanding:

Basic	125,504	128,489	128,785	128,077

Diluted	126,704	131,209	130,755	131,247

Operating income before depreciation and amortization:

Operating income	$64,131	$57,830	$214,713	$229,864
Depreciation and amortization of intangibles	12,828	9,765	46,977	39,780
Amortization of stock based compensation	3,728	2,424	28,181	10,819

Operating income before depreciation and amortization	$80,687	$70,019	$289,871	$280,463

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Cash flows provided by operating activities:
Net income	$45,000	$39,075	$146,399	$37,137
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	290	1,155	761	116,450
Depreciation and amortization of intangibles	12,828	9,765	46,977	39,780
Provision for doubtful accounts	4,453	2,550	12,906	9,055
Non-cash compensation	3,728	2,424	28,181	10,819
Common stock issued for matching contribution to 401(k) plan	—	—	—	1,854
Deferred income taxes	(2,762)	2,267	(5,459)	10,781
Loss (gain) on disposal of assets	3	—	(571)	—
Loss in equity interests and other	838	1,521	8,298	7,096
Changes in assets and liabilities, net of business combinations:
Accounts receivable	(101,843)	(122,790)	(67,778)	(171,312)
Prepaid and other	(12,766)	2,465	(24,977)	(21,817)
Deferred revenue	89,650	97,440	80,186	116,556
Accounts payable, accrued liabilities and other	27,091	11,322	51,840	92,595
Net cash provided by (used for) operating activities of discontinued operations	(2,326)	(2,635)	(7,584)	19,201
Total adjustments	19,184	5,484	122,780	231,058
Net cash provided by operating activities	64,184	44,559	269,179	268,195

Cash flows used for investing activities:
Capital expenditures	(16,240)	(17,238)	(64,055)	(55,606)
Purchase of marketable securities	(415,025)	(373,959)	(1,424,861)	(1,722,425)
Sales and maturities of marketable securities	478,068	342,351	1,514,051	1,308,279
Payments for acquisitions and intangible assets, net of cash acquired	(610)	(688)	(2,549)	(19,601)
Investment in unconsolidated affiliate	—	—	—	(19,936)
Net proceeds from sale of business	—	—		69,155
Cash funded to equity investee	—	(2,800)	(10,000)	(10,000)
Net cash used for investing activities of discontinued operations	—	—	—	(2,924)
Net cash provided by (used for) investing activities	46,193	(52,334)	12,586	(453,058)

Cash flows provided by financing activities:
Payments on capital lease obligations	(42)	322	(100)	(171)
Payments on acquisition debt	(1,500)	440	(23,362)	(29,245)
Proceeds from exercise of employee stock options	838	1,038	54,890	92,263
Excess tax benefits from equity compensation plans	(155)	632	13,799	17,972
Repurchase of common stock	(97,761)	(318)	(262,495)	(14,734)
Structured stock repurchase, net	—	—	—	(22,758)
Net cash (used in) provided by financing activities	(98,620)	2,114	(217,268)	43,327

Effects of exchange rates on cash	772	1,553	6,567	3,619

Net increase (decrease) in cash and cash equivalents	12,529	(4,108)	71,064	(137,917)
Cash and cash equivalents, beginning of period	117,215	62,788	58,680	196,597
Cash and cash equivalents, end of period	$129,744	$58,680	$129,744	$58,680

Free cash flow:

Net cash provided by operating activities	$64,184	$44,559	$269,179	$268,195
Less: Capital expenditures	(16,240)	(17,238)	(64,055)	(55,606)
Free cash flow	$47,944	$27,321	$205,124	$212,589

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

Assets:	December 31, 2007	December 31, 2006

Cash and cash equivalents	$129,744	$58,680
Available-for-sale securities	448,703	537,893
Accounts receivable, net	499,854	444,747
Property and equipment, net	126,962	102,402
Goodwill and intangibles, net	661,850	640,736
Other assets	210,697	185,345
Total assets	$2,077,810	$1,969,803

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$304,145	$358,850
Deferred revenue	524,331	444,145
Long-term income taxes payable	111,108	—
Other liabilities	21,310	33,459
Debt	415	23,664
Total liabilities	961,309	860,118

Stockholders’ equity	1,116,501	1,109,685

Total liabilities and stockholders’ equity	$2,077,810	$1,969,803

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended December 31, 2007	Careers - North America	Careers -International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$173,577	$143,300	$37,111	$353,988		$353,988
Operating income	52,950	24,753	75	77,778	$(13,647)	64,131
OIBDA	59,147	29,980	2,592	91,719	(11,032)	80,687

Operating margin	30.5%	17.3%	0.2%	22.0%		18.1%
OIBDA margin	34.1%	20.9%	7.0%	25.9%		22.8%

	MONSTER
Three Months Ended December 31, 2006	Careers - North America	Careers -International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$168,327	$89,933	$40,356	$298,616		$298,616
Operating income	59,853	9,658	11,170	80,681	$(22,851)	57,830
OIBDA	64,984	13,001	12,849	90,834	(20,815)	70,019

Operating margin	35.6%	10.7%	27.7%	27.0%		19.4%
OIBDA margin	38.6%	14.5%	31.8%	30.4%		23.4%

	MONSTER
Year Ended December 31, 2007	Careers - North America	Careers -International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$707,384	$488,038	$155,887	$1,351,309		$1,351,309
Operating income	224,862	52,113	12,092	289,067	$(74,354)	214,713
OIBDA	248,664	72,832	21,892	343,388	(53,517)	289,871

Operating margin	31.8%	10.7%	7.8%	21.4%		15.9%
OIBDA margin	35.2%	14.9%	14.0%	25.4%		21.5%

	MONSTER
Year Ended December 31, 2006	Careers - North America	Careers -International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$658,051	$306,280	$152,345	$1,116,676		$1,116,676
Operating income	227,202	17,423	45,062	289,687	$(59,823)	229,864
OIBDA	247,087	33,037	52,196	332,320	(51,857)	280,463

Operating margin	34.5%	5.7%	29.6%	25.9%		20.6%
OIBDA margin	37.5%	10.8%	34.3%	29.8%		25.1%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	For the Three Months Ended December 31, 2007				For the Three Months Ended December 31, 2006
	As Reported	Proforma Adjustments		Non-GAAP	As Reported	Proforma Adjustments		Non-GAAP

Revenue	$353,988	—		$353,988	$298,616	—		$298,616

Salaries and related	132,828	—		132,828	114,596	(5,000	)(a)	109,596
Office and general	70,890	(4,781	)(a)	66,109	59,772	(8,566	)(a)	51,206
Marketing and promotion	80,697	—		80,697	66,418	—		66,418
Restructuring and other special charges	5,442	(5,442	)(b)	—	—	—		—
Total operating expenses	289,857	(10,223)		279,634	240,786	(13,566)		227,220
Operating income	64,131	10,223		74,354	57,830	13,566		71,396
Operating margin	18.1%			21.0%	19.4%			23.9%

Interest and other, net	6,840	—		6,840	6,398	—		6,398

Income from continuing operations before income taxes and equity interests	70,971	10,223		81,194	64,228	13,566		77,794

Income taxes	24,843	3,579	(c)	28,422	22,481	4,748	(c)	27,229
Losses in equity interests, net	(838)	—		(838)	(1,517)			(1,517)
Income from continuing operations	$45,290	$6,644		$51,934	$40,230	$8,818		$49,048

Diluted Earnings per share from continuing operations*	$0.36	$0.05		$0.41	$0.31	$0.07		$0.37

Weighted average shares outstanding:
Diluted	126,704	126,704		126,704	131,209	131,209		131,209

	Year Ended December 31, 2007				Year Ended December 31, 2006
	As Reported	Proforma Adjustments		Non-GAAP	As Reported	Proforma Adjustments		Non-GAAP

Revenue	$1,351,309	—		$1,351,309	$1,116,676	—		$1,116,676

Salaries and related	529,578	(15,777	)(a)	513,801	411,849	(5,000	)(a)	406,849
Office and general	277,262	(28,198	)(a)	249,064	201,457	(13,279	)(a)	188,178
Marketing and promotion	313,159	—		313,159	273,506	—		273,506
Restructuring and other special charges	16,597	(16,597	)(b)	—	—	—		—
Total operating expenses	1,136,596	(60,572)		1,076,024	886,812	(18,279)		868,533
Operating income	214,713	60,572		275,285	229,864	18,279		248,143
Operating margin	15.9%			20.4%	20.6%			22.2%

Interest and other, net	25,344	—		25,344	18,480	—		18,480

Income from continuing operations before income taxes and equity interests	240,057	60,572		300,629	248,344	18,279		266,623

Income taxes	84,599	21,346	(c)	105,945	87,661	6,452	(c)	94,113
Losses in equity interests, net	(8,298)	—		(8,298)	(7,096)	—		(7,096)
Income from continuing operations	$147,160	$39,226		$186,386	$153,587	$11,827		$165,414

Diluted Earnings per share from continuing operations*	$1.13	$0.30		$1.43	$1.17	$0.09		$1.26

Weighted average shares outstanding:
Diluted	130,755	130,755		130,755	131,247	131,247		131,247

Note Regarding ProForma Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

ProForma adjustments consist of the following:

(a)                   Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, severance charges associated with the termination of certain executives in the second quarter of 2007 and costs associated with the remediation of a security breach related to the Company’s resume database in August 2007.

(b)                   Restructuring related charges pertain to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

(c)                   Income tax adjustment is calculated using the effective tax rate of the period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interest.

*Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended December 31, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$173,577	$143,300	$37,111	$353,988		$353,988
Operating income - GAAP	$52,950	$24,753	$75	$77,778	$(13,647)	$64,131
Proforma Adjustments	3,532	3,946	1,275	8,753	1,470	10,223
Operating income - Non GAAP	$56,482	$28,699	$1,350	$86,531	$(12,177)	$74,354

Operating margin - GAAP	30.5%	17.3%	0.2%	22.0%		18.1%
Operating margin - Non GAAP	32.5%	20.0%	3.6%	24.4%		21.0%

	MONSTER
Three Months Ended December 31, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$168,327	$89,933	$40,356	$298,616		$298,616
Operating income - GAAP	$59,853	$9,658	$11,170	$80,681	$(22,851)	$57,830
Proforma Adjustments	—	—	—	—	13,566	13,566
Operating income - Non GAAP	$59,853	$9,658	$11,170	$80,681	$(9,285)	$71,396

Operating margin - GAAP	35.6%	10.7%	27.7%	27.0%		19.4%
Operating margin - Non GAAP	35.6%	10.7%	27.7%	27.0%		23.9%

	MONSTER
Year Ended December 31, 2007	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$707,384	$488,038	$155,887	$1,351,309		$1,351,309
Operating income - GAAP	$224,862	$52,113	$12,092	$289,067	$(74,354)	$214,713
Proforma Adjustments	11,957	10,191	3,192	25,340	35,232	60,572
Operating income - Non GAAP	$236,819	$62,304	$15,284	$314,407	$(39,122)	$275,285

Operating margin - GAAP	31.8%	10.7%	7.8%	21.4%		15.9%
Operating margin - Non GAAP	33.5%	12.8%	9.8%	23.3%		20.4%

	MONSTER
Year Ended December 31, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$658,051	$306,280	$152,345	$1,116,676		$1,116,676
Operating income - GAAP	$227,202	$17,423	$45,062	$289,687	$(59,823)	$229,864
Proforma Adjustments	—	—	—	—	18,279	18,279
Operating income - Non GAAP	$227,202	$17,423	$45,062	$289,687	$(41,544)	$248,143

Operating margin - GAAP	34.5%	5.7%	29.6%	25.9%		20.6%
Operating margin - Non GAAP	34.5%	5.7%	29.6%	25.9%		22.2%